UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SURGE ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	20-2514234 (I.R.S. Employer Identification No.)

205-340 Linden Avenue, Victoria, British Columbia Canada (Address of principal executive offices)	V8V 4E9 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-128995(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

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Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-128995, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)
3.3	Certificate of Correction (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference from our Registration Statement on Form SB-2/A filed on June 21, 2006)
10.1	Form of Subscription Agreement between Surge Enterprises, Inc. and each of the following persons: (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)
	Name:	Amount of Common Shares Purchased at $0.005 per Share:

	Stephane Bourke	$250
	Darcy Dormett	$450
	Colin Eaton	$250
	Elyza Hartnell	$500
	Rosalynne Hartnell	$300
	Aitch Johnson	$300
	Randy Jorgenson	$250
	Warren Kirschner	$350
	Christine Larsen	$350
	Lindsay LeCorre	$200

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	Stephanie LeCorre	$200
	Morgan Minto	$500
	Jason Mooney	$250
	Michele Morfit	$225
	Jennifer Mutter	$350
	Melissa Mutter	$350
	Dallin Paul	$400
	Kevin Reuschel	$250
	Tawnya Ritco	$350
	Aaron Robinson	$200
	Domenique Rosenblum	$200
	Rodney Ruel	$200
	Hugh Shlosser	$250
	Adam Skulsky	$250
	Jade Stranaghan	$450
	Morgan Tedder	$300
	Leah Terhart	$350
	Byron Thompson	$300
	Cam-Linh Tran	$300
	Mike Verran	$400
	Nate Verran	$450
	Thomas Yeung	$300

10.2	Subscription Agreement, dated April 22, 2005, between Surge Enterprises, Inc. and Frank Hollmann. (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)
10.3	Subscription Agreement, dated April 12, 2005, between Surge Enterprises, Inc. and Troy Mutter. (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)
10.4	Subscription Agreement, dated February 7, 2005, between Surge Enterprises, Inc. and Troy Mutter. (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)
10.5

Software Development Agreement, dated August 30, 2005, between Surge Marketing Corp. and Infectious Communications. (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)

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10.6

Custom Software Buyer Agreement between Surge Marketing Corp. and Exhedra Solutions, Inc. with respect to software development services purchased through www.RentACoder.com (incorporated by reference from our Registration Statement on Form SB-2 filed on October 13, 2005)

10.7

Development Agreement entered into on July 28, 2005, as updated October 5, 2005, between Surge Marketing Corp. and Element 5 respecting www.share-it.com services. (incorporated by reference from our Registration Statement on Form SB-2/A filed on December 2, 2005)

10.8

Affiliate Program/Premium Affiliate Management General Terms and Conditions entered into on July 27, 2005 between Surge Marketing Corp. and Element 5 regarding referral services through www.share-it.com. (incorporated by reference from our Registration Statement on Form SB-2/A filed on December 2, 2005)

10.9

Development Agreement entered into on July 28, 2005 between Surge Marketing Corp. and Element 5 respecting www.share-it.com services. (incorporated by reference from our Registration Statement on Form SB-2/A filed on February 8, 2006)

10.10	Promissory Note entered into on January 13, 2006 by Surge Enterprises, Inc. in favour of Troy Mutter. (incorporated by reference from our Registration Statement on Form SB-2/A filed on June 21, 2006)
21.	Subsidiaries of Surge Enterprises, Inc. Surge Marketing Corp. (British Columbia)
23.1	Consent of Staley, Okada & Partners, Chartered Accountants (incorporated by reference from our Registration Statement on Form SB-2/A filed on June 21, 2006)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SURGE ENTERPRISES, INC.

Date: July 5, 2006

/s/ Troy Mutter

By: Troy Mutter, President, Secretary, Treasurer and Director

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